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                                                                  Exhibit 10(b)


   NEWS RELEASE

               PICTURETEL CORPORATION APPOINTS RICHARD B. GOLDMAN
                             CHIEF FINANCIAL OFFICER

     ANDOVER, Mass. -- JUNE 12, 1997 -- PictureTel Corporation (NASDAQ: PCTL), the world leader in videoconferencing, today announced the appointment of Richard B. Goldman as vice president and chief financial officer. Goldman succeeds Les B. Strauss, who recently retired.

          Goldman will oversee all of PictureTel's worldwide financial and investor relations functions as well as its information technology organization. He will join PictureTel in July and report to Dr. Norman E. Gaut, PictureTel's chairman and CEO.

          Goldman has more than 20 years of senior management experience in finance and operations. Most recently he was senior vice president and CFO of Giga Information Group in Cambridge, Mass. Prior to that, he served as CFO of several high-technology companies, including Prime Computer in Natick, Mass., and Sequoia Systems in Marlborough, Mass.

          "Dick Goldman brings to PictureTel a tremendous amount of high-technology financial experience and expertise," said Dr. Gaut. "His distinguished track record makes him the right choice to lead our finance organization as the company continues to expand into new markets around the world."

          PictureTel Corporation is the world leader in developing, manufacturing and marketing a full range of videoconferencing solutions. The company's systems meet customers videoconferencing needs from the desktop to the boardroom. PictureTel also markets network conferencing servers and a comprehensive portfolio of enterprise-wide services. Additional PictureTel information is available on the Internet


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     at www.picturetel.com. PictureTel videoconferencing eliminates the barrier of distance, enabling people to be Anywhere Now(TM).

                                     - End -

     PictureTel is a registered trademark and Anywhere Now is a trademark of PictureTel Corporation.